Exhibit 10.1

AMENDMENT NO. 1 TO PLACEMENT AGENT WARRANT

This Amendment No. 1 to Placement Agent Warrant (this “Amendment”), dated as of December ____, 2015, is entered into by and among DelMar Pharmaceuticals, Inc., a Nevada corporation (the “Company”), and __________________________________ (the “Holder”).

WITNESSETH:

WHEREAS, on March 6, 2013, the Company issued a placement agent warrant to the Holder (the “Warrant”);

WHEREAS, the Company and the Holder desire to amend the Warrant as more particularly set forth below;

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

1. The Expiration Date is hereby amended to mean June 30, 2019.

2. The following sentence is hereby added at the end of Section 1(b)(ii):

For the avoidance of doubt, there is no circumstance that would require the Company to net cash settle the Warrants.

3. Section 1(b)(iv) of the Warrant shall be deleted in its entirety and replaced by the following which shall be inserted in lieu thereof:

Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to an exercise on or before the Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay in cash to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.

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4. Section 3(d) of the Warrant shall be deleted in its entirety and replaced by the following which shall be inserted in lieu thereof:

Reserved.

5. Section 19 shall be deleted in its entirety and replaced by the following which shall be inserted in lieu thereof:

Subject to the applicable rules and regulations and interpretations of the Securities and Exchange Commission (“SEC”), including, without limitation, Rule 415 under the Securities Act, of 1933, as amended the Holder shall have such registration rights with respect to the Warrant Shares as are set forth in this Section 19. If at any time after the Effective Date, the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act), or their then equivalents, relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send a written notice of such determination to the Holder and, if within five calendar days after the date of delivery of such notice, the Holder shall so request in writing, the Company shall include in such registration statement all or any part of the Warrant Shares as the Holder requests to be registered; provided, however, if the placement agents, advisors or managing underwriters advise the Company that the inclusion of Warrant Shares requested to be included in the registration statement would cause an adverse effect on the success of any such offering (an “Underwriter Cutback”), based on market conditions or otherwise (an "Adverse Effect"), then the Company shall be required to include in such registration statement, to the extent of the amount of securities that the managing underwriters advise may be sold without causing such Adverse Effect, (a) first, the securities of the Company and (b) second, the Warrant Shares, provided further that, the Company may remove any or all of such Warrant Shares if it determines such removal is necessary or appropriate to ensure such registration statement is declared effective by the SEC (including, without limitation, if the Company receives any comments from the staff of the SEC relating to Rule 415 under the Securities Act). In the event of an Underwriter Cutback, the Company shall use commercially reasonable efforts to file a registration statement for the resale of the Warrant Shares within 90 days of the closing date and expiry of any non-solicitation or provision restricting the registration or issuance of new shares from the offering that resulted in the Underwriter Cutback and use commercially reasonable efforts to cause such registration statement to be declared effective as soon as practicable thereafter. For clarity, in the event that such registration statement has not been declared effective, the Warrant Shares will be unregistered.

6. Except as modified herein, the terms of the Warrant shall remain in full force and effect.

7. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same Amendment. A signature delivered by facsimile shall constitute an original.

[Signature Page Follows]

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[SIGNATURE PAGE TO AMENDMENT TO PLACEMENT AGENT WARRANT]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

DELMAR PHARMACEUTICALS, INC.

By:
Name: Jeffrey A. Bacha
Title: Chairman & CEO

HOLDER:

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